Exhibit 99.2

Augmentix Corporation

Balance Sheets

(in thousands, except share and per share data)

	June 30, 2008 (unaudited)	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$543	$115
Trade accounts receivable (net of allowances of $7 2008 and 2007, respectively)	6,448	3,512
Inventory, net	5,394	2,232
Prepaid expenses and other current assets	47	49

Total current assets	12,432	5,908
Property and equipment, net	962	808

Total assets	$13,394	$6,716

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,035	$3,405
Accrued expenses	3,723	883
Accrued restructuring costs	—	16
Deferred revenue	1,287	85
Current portion of notes payable	655	917
Revolving debt, net of discount	2,609	2,718

Total current liabilities	14,309	8,024

Series A Redeemable Convertible Preferred Stock; $0.001 par value, 10,291,666 shares designated; 10,000,000 shares issued and outstanding; aggregate liquidation preference of $5,236,932	5,197	4,877
Series B-1 Redeemable Convertible Preferred Stock; $0.001 par value, 4,464,285 shares designated; 4,464,285 shares issued and outstanding; aggregate liquidation preference of $2,682,041	2,305	2,170
Series B-2 Redeemable Convertible Preferred Stock; $0.001 par value, 37,644,049 shares designated; 24,017,741 and 21,636,788 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively; aggregate liquidation preference of $14,533,046	14,573	12,690
Stockholders’ deficit
Common stock, $0.001 par value, 60,000,000 shares authorized; 6,630,645 and 6,512,103 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	12	7
Treasury stock, at cost	(2)	(2)
Accumulated deficit	(23,000)	(21,050)

Total stockholders’ deficit	(22,990)	(21,045)

Total liabilities and stockholders’ deficit	$13,394	$6,716

See Notes to Financial Statements.

Augmentix Corporation

Statements of Operations

(in thousands; unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007
Revenue:
Product revenue	$27,715	$7,466
Cost of revenue	22,467	3,724

Gross profit	5,248	3,742
Operating expenses:
Research and development	2,930	2,403
Sales and marketing	1,414	995
General and administrative	1,269	564

Total operating expenses	5,613	3,962
Loss from operations	(365)	(220)
Interest expense, net	(183)	(78)

Loss before income taxes	(548)	(298)
Provision for income taxes	58	6

Net loss	$(606)	$(304)

See Notes to Financial Statements.

Augmentix Corporation

Statements of Cash Flows

(in thousands; unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash Flows from Operating Activities:
Net loss	$(606)	$(304)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	203	78
Changes in operating assets and liabilities:
Trade accounts and other receivables	(2,936)	(1,253)
Inventory	(3,161)	(1,007)
Prepaid expenses and other current assets	2	(11)
Accounts payable	2,630	1,276
Accrued expenses	2,823	(81)
Deferred revenue	1,199	(60)

Net cash provided by (used in) operating activities	154	(1,362)
Cash Flows From Investing Activities:
Purchase of property and equipment	(356)	(326)

Net cash used in investing activities	(356)	(326)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	6	—
Principal payments on debt	(370)	—
Proceeds from issuance of debt	—	1,000
Proceeds from preferred stock issuances, net of issuance costs	994	—

Net cash provided by financing activities	630	1,000

Net change in cash and cash equivalents	428	(688)
Cash and cash equivalents at beginning of period	115	668

Cash and cash equivalents at end of period	$543	$(20)

See Notes to Financial Statements.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

1.	Basis of Presentation

The accompanying unaudited financial statements of Augmentix Corporation (the Company) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the SEC). These financial statements do not include all of the information and footnotes required by United States generally accepted accounting principles for annual financial statements. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with United States generally accepted accounting principles requires us to make estimates and assumptions that affect reported assets, liabilities, revenues and expenses, as well as disclosure of contingent assets and liabilities. Actual results could differ significantly from those estimates. In addition, operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year or for any other period.

These financial statements and notes should be read in conjunction with the audited financial statements and notes thereto for the years ended December 31, 2007 and December 31, 2006.

2.	Inventories

Net inventories consisted of the following (in thousands) at the respective dates:

	June 30, 2008	December 31, 2007
Raw materials	$5,035	$2,232
Finished goods	359	—

	$5,394	$2,232

At June 30, 2008 and December 31, 2007, our reserve for excess and obsolete inventory was approximately $0.2 million and $0, respectively.

3.	Property and Equipment

Property and equipment consisted of the following (in thousands) at the respective dates:

	June 30, 2008	December 31, 2007
Equipment	$1,387	$1,089
Purchased software	165	148
Furniture and fixtures	216	174

	1,768	1,411
Less accumulated depreciation	(806)	(603)

	$962	$808

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

4.	Leases, Commitments and Contingencies

The Company leases its office space under a non cancelable operating lease, which expires during 2010. Future minimum lease payments required under this lease are approximately $0.1 million, $0.2 million, and $68,000 during 2008, 2009 and 2010, respectively.

Rent expense was approximately $66,000 and $96,000 for the six months ended June 30, 2008 and 2007, respectively.

The Company encounters legal issues and disputes in the ordinary course of business. The Company does not believe these matters will have a material effect on its financial position or results of operations.

5.	Line of Credit and Term Loan

The Company has available a $12.0 million revolving line of credit with Square 1 Bank under an agreement dated December 6, 2007. Borrowings under the line of credit are secured by Company assets and bear interest at variable rates equal to the bank’s prime rate plus 1.00% to 1.75%. Borrowings under the line of credit are subject to certain financial covenants and restrictions on liquidity, indebtedness, financial guarantees, business combinations, and other related items. The line of credit expires in December 2008.

As of June 30, 2008 and December 31, 2007, the Company had outstanding borrowings of $2.6 million and $2.8 million under the line of credit.

The line of credit is included in current liabilities in the accompanying balance sheet. The outstanding balance as of June 30, 2008 and December 31, 2007 is presented net of a discount of $32,000 for the fair value of warrants issued with the debt. The line of credit has been guaranteed by certain shareholders of the Company.

Term Loan

The Company has a $0.9 million Term Loan under an agreement dated August 29, 2005 with Square 1 Bank. Borrowings under the Term Loan are secured by Company assets and bear interest at a variable rate equal to the bank’s prime rate plus 1.75%. As of June 30, 2008, the Company was in compliance with all debt covenants except for one covenant which requires a minimum equity balance. Per the debt agreement, the lender has the right to call the debt if the Company is not in compliance with this covenant. Accordingly, the Company has classified the entire balance of the related notes payable at June 30, 2008 of approximately $0.7 million, as current. If the Company were in compliance with this covenant, the Company would have classified $0.1 million of the notes payable as long term because the related payments are due in 2009. The Term Loan is payable in one payment of $50,000 for principal and accrued interest on October 31, 2006, payments of interest only through January 31, 2008, then in 20 equal installments of principal and accrued interest commencing on January 31, 2008.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

6.	Preferred Stock

Series A Redeemable Convertible Preferred Stock

The Series A Redeemable Convertible Preferred Stock has the following characteristics:

Voting

Each Series A preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Redeemable Convertible Preferred Stock could be converted at the record date.

Dividends

Holders of Series A Redeemable Convertible Preferred Stock are entitled to cumulative dividends, payable when, as, and if declared by the Board of Directors (the Board), at a rate of 18% per share annually, in preference to any dividend on the Company’s common stock. There have been no dividends declared by the Board as of June 30, 2008 and December 31, 2007. At June 30, 2008 and December 31, 2007, the Company had dividends in arrears of $2.2 million and $1.9 million, respectively. In addition, for the six months ended June 30, 2008, the Company recorded approximately $0.3 million related to Series A preferred stock accretion.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A Redeemable Convertible Preferred Stock are entitled to receive an amount equal to $0.30 per share, plus all accrued and unpaid dividends. After payment to the holders of the Series A and B Redeemable Convertible Preferred Stock, the entire remaining assets and funds shall be distributed among the holders of the preferred and common stock in proportion to the number of shares of common stock held, until the payments to Series A and B Redeemable Convertible Preferred Stock equal five times their original issue prices of $0.30 and $0.42, respectively. After this point, all remaining assets and funds of the Company will be paid to the common stockholders in proportion to the number of shares held.

Redemption rights

Not less than 15 nor more than 30 days prior to May 5, 2009, upon the written request of at least 66 2/3% of the holders of then outstanding preferred stock, the Company shall, to the extent it may lawfully do so, redeem in two annual installments, the shares specified in the written request at a price equal to the greater of (A) $0.30 per share plus a 17% annual rate of return from the original issue date through the redemption date or (B) the fair market value of the Series A Redeemable Convertible Preferred Stock at the redemption date.

Conversion

Each share of Series A Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time after the date of issuance at a conversion price determined by dividing the original Series A issue price by the Series A conversion price, which initially equals the Series A issue price. In the event the Company, at any time after the Series A original issue date shall issue additional shares of common stock; the Series A conversion price shall be adjusted as defined in the related agreement. Each share of Series A Redeemable Convertible Preferred Stock shall be automatically converted into common stock at the earlier of (i) a qualified public offering, as defined in the related agreement, in which the gross cash proceeds of such offering exceeds $35 million; or (ii) the holders of at least a majority, voting together as a single class, consent to such conversion.

Protective provisions

The holders of at least a majority of the preferred stock voting together as a single class, must approve certain protective provisions as defined in the stock purchase agreements.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

Series B-1 and B-2 Redeemable Convertible Preferred Stock

The Series B-1 and B-2 Redeemable Convertible Preferred Stock have the following characteristics:

Voting

Each Series B-1 and B-2 preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B-1 and B-2 Redeemable Convertible Preferred Stock could be converted at the record date.

Dividends

Holders of Series B-1 and B-2 Redeemable Convertible Preferred Stock are entitled to cumulative dividends, payable when, as, and if declared by the Board, at a rate of 18 % per share annually, in preference to any dividend on the Company’s common stock. There have been no dividends declared by the Board as of June 30, 2008 and December 31, 2007. At June 30, 2008 and December 31, 2007, the Company had dividends in arrears of $0.8 million and $4.5 million on its Series B-1 Redeemable Convertible Preferred Stock and $0.7 million and $3.7 million on its Series B-2 Redeemable Convertible Preferred Stock, respectively. In addition, for the six months ended June 30, 2008, the Company recorded approximately $0.1 million and $0.9 million related to Series B-1 and B-2 preferred stock accretion, respectively.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, holders of Series B-1 and B-2 Redeemable Convertible Preferred Stock are entitled to receive an amount equal $0.42 per share, plus all accrued and unpaid dividends. If the assets are insufficient to pay the preferred holders in full, then the assets shall be distributed ratably among the holders of preferred stock in proportion to the liquidation amounts. After payment to the holders of the Series A and Series B-1 and B-2 Redeemable Convertible Preferred Stock, the entire remaining assets and funds shall be distributed among all holders of the preferred and common stock in proportion to the shares of common stock then held, until the payments to Series A and B Redeemable Convertible Preferred Stock equal five times their original issue prices of $0.30 and $0.42, respectively. After this point, all remaining assets and funds of the Company will be paid to the common stockholders in proportion to number of shares held.

Redemption rights

Not less than 15 nor more than 30 days prior to May 5, 2009, upon the written request of at least 66 2/3% of the holders of then outstanding preferred stock, the Company shall, to the extent it may lawfully do so, redeem in two annual installments, the shares specified in the written request at a price equal to the greater of (A) $0.336 and $0.42 per share for Series B-1 and B-2, respectively, plus a 17% annual rate of return from the original issue date through the redemption date or (B) the fair market value of the Series B-1 and B-2 Redeemable Preferred Stock at the redemption date.

Conversion

Each share of Series B-1 and B-2 Redeemable Convertible Preferred Stock is convertible at the option of the holder at any time after the date of issuance at a conversion price determined by dividing the original Series B issue price by the Series B conversion price, which initially equals the Series B issue price. In the event the Company, at any time after the Series B-1 and B-2 original issue date, shall issue additional shares of common stock, the Series B-1 and B-2 conversion price shall be adjusted as defined in the related agreement. Each share of Series B-1 and B-2 Redeemable Convertible Preferred Stock shall be automatically converted into common stock at the earlier of (i) a qualified public offering, as defined in the related agreement, in which the gross cash proceeds of such offering exceeds $35 million; or (ii) the holders of at least a majority, voting together as a single class, consent to such conversion.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

Protective Provisions

The holders of at least a majority of the preferred stock voting together as a single class, must approve certain protective provisions as defined in the stock purchase agreements.

7.	Capital Stock

As of June 30, 2008, the Company has authorized 124,800,000 shares of capital stock, of which 72,400,00 shares are authorized to be issued as common stock and 52,400,00 shares are authorized to be issued as preferred stock.

8.	Stock Option Plan

In July 2003, the Company adopted the Stock Option Plan (the Plan) under which officers and employees may be granted incentive and nonqualified options to purchase shares of the Company’s common stock. Options are generally granted to employees at 100% of the fair value at the date of the grant. The fair value, rate of exercisability, and expiration dates of the options granted are determined by the Board at the time of grant.

The maximum term of options granted under the Plan is 10 years from the date of grant. Options generally vest as follows: 25% after twelve months then ratably over 36 successive equal monthly installments upon completion of each of the next 36 months of service thereafter. Options under the Plan are generally exercisable immediately upon vesting. The Company also has the right of first refusal for any proposed disposition of shares under the Plan.

We adopted the measurement provisions of the Statement of Financial Accounting Standards No. 123 (Revised 2004) using the prospective method. Under this approach, all stock-based compensation granted subsequent to January 1, 2006, including stock option grants, is expensed to compensation and benefits evenly (straight-line) over the vesting period based on the fair value at the date of the stock-based compensation grant.

The fair value of each option grant is estimated using the Black-Scholes option pricing model. The weighted-average assumptions used are as follows:

Expected dividend yield	0.00%
Risk-free interest rate	3.61%
Expected Life in years	6.25
Expected volatility	25%
Fair Value of Options granted	$0.02

The risk-free interest rate is based on a 7-year US Treasury Note published rate at the date of grant. The expected life is an estimate of the period of time options are expected to remain outstanding, based on past behavior and expected future behavior. The expected volatility is based on the average volatility of nine similar public companies. The common stock was valued by a third-party valuation company on a non-marketable minority interest basis.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

A summary of stock options granted to employees for the six months ended June 30, 2008 is noted below:

	Options	Exercise Price	Weighted-Average Exercise Price
Options outstanding at December 31, 2007	7,313,405	$0.0300 - 0.0625	$0.0602
Granted	590,500	$0.0625	$0.0625
Exercised	(118,542)	$0.0600 - 0.0625	$0.0621
Cancelled	(509,434)	$0.0300 - 0.0625	$0.0533

Options outstanding at June 30, 2008	7,275,929	$0.0300 - 0.0625	$0.0614

At June 30, 2008 and December 31, 2007, the Company has reserved 13,600,000 and 11,000,000 shares of its common stock for issuance under the Plan, respectively. As of June 30, 2008 and December 31, 2007, there were 2,680,926 and 161,993 options available for grant, respectively.

The following table summarizes information concerning outstanding options as of June 30, 2008:

Options Outstanding				Options Vested and Outstanding
Exercise Price	Number	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number	Weighted-Average Exercise Price
$0.0300	175,530	6.6	$0.0300	145,834	$0.0300
$0.0600	969,000	7.2	$0.0600	654,563	$0.0600
$0.0625	6,131,399	8.8	$0.0625	1,786,393	$0.0625

	7,275,929			2,586,790

9.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of June 30, 2008 and December 31, 2007, total deferred tax assets were $5.7 million and $5.5 million, respectively. Deferred tax assets are attributable to temporary differences and carryforwards, primarily net operating loss carryforwards and accrued liabilities and reserves.

The Company established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of the deferred tax assets based on the Company’s lack of earnings history.

Effective January 1, 2007, the state of Texas changed its method of taxation from a franchise tax, which was based on taxable capital, to a tax based on gross margin. This change resulted in a different financial statement presentation of the tax to the state of Texas. Prior to January 1, 2007, the Texas franchise tax expense was included as a component of general and administrative expense in the accompanying statements of operations. The gross margin tax of approximately $58,000 and $6,000 is presented as a provision for income taxes for the six month period ended June 20, 2008 and 2007, respectively.

AUGMENTIX CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

The Company’s provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes due primarily to the application of the valuation allowance and the Texas gross margin tax.

10.	Subsequent Events

On July 14, 2008, the Company entered into an Agreement and Plan of Merger with Entorian Technologies Inc. (Entorian) where we sold all of our outstanding stock to Entorian. The Company was paid $23.5 million in cash and $10.7 million in convertible notes, subject to a post-closing adjustment based on our working capital. The Company was granted employment inducement stock options to purchase a total of 1,462,000 shares of Entorian’s common stock.

In conjunction with the Company’s acquisition by Entorian, the line of credit and term loan outstanding balances of $2.6 million and $0.7 million at June 30, 2008, respectively, were repaid. In addition, through our acquisition by Entorian the obligation related to the dividends in arrears was eliminated.